Exhibit 21.1

Exhibit 21.1

Subsidiaries of the Registrant

The active subsidiaries of the Company (all of which are included in the Consolidated Financial Statements of the Company and its subsidiaries) are as follows:

Name

United States

State or sovereign power under laws of which organized

Percentage of voting securities owned directly or indirectly by Company

EDC, Inc.Ohio100.0%

TimkenSteel Material Services, LLCDelaware100.0%

TSB Metal Recycling LLCOhio100.0%

International

TimkenSteel UK LimitedEngland100.0%

TimkenSteel de Mexico S. de R.L. de C.V.Mexico100.0%

TimkenSteel (Shanghai) Corporation LimitedChina100.0%